EXHIBIT B

FORM OF DEED

Recording Requested by and
When Recorded Return Deed and
Future Tax Statements to:

STATE: Maryland
COUNTY: Wicomico

Milling Benson Woodward L.L.P.
909 Poydras Street, Suite 2300
New Orleans, LA 70112-1010
Attention: Lori Tamporello
(504) 569-7000

GRANT DEED

NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P. (formerly Support Terminals Operating Partnership, L.P.), a limited partnership organized and existing under the laws of the State of Delaware ("Grantor"), for and in consideration of the sum of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) and other good and valuable consideration, lawful money of the United States of America, well and truly paid by Grantee to Grantor, at or before the sealing and delivery of these presents, the sufficiency and receipt of which is hereby acknowledged, conveys and quitclaims to **BLACKWATER MARYLAND, L.L.C.**, a limited liability company organized and existing under the laws of the State of Maryland ("Grantee"), all of Grantor's right, title and interest in and to that certain real property in Wicomico County, Maryland, described as follows, to wit:

A CERTAIN TRACT OF LAND, together with all the buildings and improvements situated thereon, situated in Wicomico County, Maryland and being more fully described as follows:

Premises A

All that tract or parcel of land situate in Salisbury Election District, Wicomico County, Maryland, on the Northwesterly side of and binding on the Wicomico River, on the northeasterly side of and binding upon properties of Fred G. Bell and the Mayor and Council of Salisbury, and on the southeasterly side and binding upon the center line of a forty-foot road known as Glenn Road, and more particularly described as follows:

BEGINNING for the same at an ancient monument found on the southwesterly line of the property herein conveyed, at the southeasterly corner of property of the Mayor and Council of Salisbury and at the northeasterly comer of property of Fred G. Bell, said point of beginning being designated "C. M. Found" on a plat entitled, "Plat of a Parcel of Land Near Salisbury", made by Richard W. Cooper, Surveyor, from a survey made in December 1951, said plat being attached to or represented to be attached to Deed recorded in Liber No. 337, folio 381; (1) thence by and with and binding upon property of the Mayor and Council of Salisbury North forty-three degrees, twenty-seven minutes West (N 43° 27' W) five hundred thirty-three and thirty-two/hundredths (533.32) feet to the center line of said Glenn Road, said center line being twenty and twelve hundredths (20.12) feet northwesterly from a concrete monument set on the southerly line of said road, as shown on said plat; (2) thence by and with and binding upon the center line of said Glenn Road North fifty-two degrees, forty-four minutes East (N 52° 44' E), three hundred fifty-two and four/one hundredths (352.04) feet to a hub set in said center line of said Glenn Road as shown on said plat, said hub being twenty and twelve hundredths (20.12) feet northwesterly of a concrete monument set on the southerly side of said Glenn Road, as shown on said plat; (3) thence by and with and binding upon remaining property of said Ruth M. Hearn, South forty-three degrees,

twenty-seven minutes East (S 43° 27' E) one thousand eight hundred twenty-five and five tenths (1825.5) feet to an iron pipe set at the low water line and at the north line of the channel of said Wicomico River, as shown on said plat; (4) thence by and with and binding upon said channel of said Wicomico River, South thirty-six degrees six minutes West (S 36° 6' W) three hundred five and one tenth (305.1) feet to an iron pipe as shown on said plat, and continuing in the same line by and with and binding upon said channel to the land of Fred G. Bell; (5) thence by and with and binding upon the land of said Fred G. Bell North forty-three degrees, twenty-seven minutes West (N 43° 27' W) to an iron pipe, as shown on said plat, and from said pipe, past another iron pipe as shown on said plat in the same line, by and with and binding upon said Bell land North forty-three degrees twenty-seven minutes West (N 43 ° 27' W) one thousand three hundred eight and two tenths (1308.2) feet to the place of beginning, containing fifteen and two hundredths (15.02) acres, more or less, including tracts of twelve and ninety-two/ hundredths (12.92) acres and two and one tenth (2.1) acres as shown on said plat.

BEING the same property which by Deed dated January 1, 1952 and recorded among the Land Records of Wicomico County, Maryland in Liber No. 337, folio 381, was granted and conveyed by Ruth M. Hearn to Exxon Corporation (formerly known as Esso Standard Oil Company), in fee simple.

TOGETHER WITH the improvements thereon and all rights, ways, waters, water courses, privileges and appurtenances thereto belonging or in any manner pertaining, including all riparian rights and easements; and further,

TOGETHER WITH a perpetual and unobstructed right of way in common with the said Ruth M. Hearn, and her successors in title, over, along, and across a forty foot road extending the full width from east to west of the property of said Ruth M. Hearn and her successors and assigns, and known as an extension of Glenn Road, and more fully set forth on the plat by Richard W. Cooper, Surveyor, hereinabove referred to, for the purpose of ingress and egress to and from the aforesaid property at all times and for all purposes, including the use thereof by persons and vehicles of every nature and description and, in addition, the perpetual but not exclusive right, privilege, and easement to construct, lay, relay, maintain, operate, repair and remove sewers, storm water sewers, water mains, electric and telephone lines and poles and any other public utilities in, over, under, upon, across and along said forty foot road, said right of way being in part on the property herein conveyed, in part on property conveyed to Walter O. Hearn and Ruth M. Hearn, his wife, as tenants by the entireties, by deed from Benjamin Thomas Hearn, and others, by deed dated December 31, 1920, and recorded as aforesaid, in part on property conveyed to Walter O. Hearn and Ruth M. Hearn, his wife, as tenants by the entireties, by Benjamin T. Hearn, and others, by deed dated November 1,1921, and recorded among the aforesaid Land Records in Liber JCK No. 124, folio 131, and in part on property conveyed to Walter O. Hearn and Ruth M. Hearn, his wife, as tenants by the entireties, by Homer D. Kelly, and others, by deed dated July 31,1924, and recorded among the aforesaid Land Records in Liber JCK No. 134, folio 453.

SAVING AND EXCEPTING all that tract or parcel of land in Salisbury Election District, Wicomico County, Maryland, on the Northwesterly side of and binding upon the Wicomico River, on the northeasterly side of and binding upon properties of Fred G. Bell and the Mayor and Council of Salisbury, and on the southerly side and binding upon the center line of a forty-foot road known as Glenn Road, and more particularly described as follows:

BEING a strip of land of a uniform perpendicular width of fifty feet, extending from the center line of said Glenn Road to the channel of the Wicomico River, bounded on the west by said properties of Fred G. Bell and The Mayor and Council of Salisbury and on the east by remaining property of said Esso Standard Oil Company, as will more fully appear from a plat made by Richard W. Cooper, Surveyor, from a survey made in December 1951, and being a part of the same property which was conveyed to Esso Standard Oil Company by Ruth M. Hearn, widow, by deed dated January 1,1952.

AND FURTHER SAVING AND EXCEPTING all that street or road situate in Salisbury Election District of Wicomico County, State of Maryland, known as Glenn Road, extending from Parsons Road on the East in a southwestward direction to the property of the Mayor and Council of Salisbury conveyed to them by deed recorded among the Land Records of Wicomico County in Liber JWTS No. 322, folio 327, as said road is shown on a plat thereof made by Richard W. Cooper, Engineer, dated March 14,1953, titled "Proposed Widening of Glenn Road", as said road is shown on said plat to be 50 feet wide, from curb line as shown thereon.

Premises B

The following described land situate, lying and being in Wicomico County, Maryland, to-wit:

ALL THAT TRACT or parcel of land situate in Salisbury Election District of Wicomico County, State of Maryland, on the Northwest side of and binding upon the Wicomico River and on the Southeasterly side of and binding upon Glenn Road, as said Glenn Road was widened and laid out 50 feet wide on a plat thereof made by Richard W. Cooper, Engineer, dated March 14, 1953 and recorded among the Land Records of Wicomico County, Maryland in Liber J.W.T.S. No. 364, Folio 65, and as conveyed to the County Commissioners of Wicomico County, Maryland by deed dated February 10, 1954 and recorded among said Land Records in Liber J.W.T.S. No. 357, Folio 164, and more particularly described as follows:

Beginning for the same at a cement monument located at a point formed by the Northeast corner of property of ESSO Standard Oil Company and the Southeastern side of Glenn Road, it being the Northwest corner of the property hereby conveyed, and running (1) thence North 52 degrees 44 minutes East by and with the Southeasterly side of said Glenn Road 273.45 feet; (2) thence North 52 degrees 37 minutes 53 1/2 seconds East by and with the Southeasterly side of Glenn Road 28.31 feet to a cement monument; (3) thence South 43 degrees 27 minutes East by and with other lands of Ruth M. Hearn 467.55 feet to a concrete monument; (4) thence continuing said South 43 degrees 27 minutes East direction 500 feet to a concrete monument; (5) thence continuing said South 43 degrees 27 minutes East direction 663.17 feet to a concrete monument; (6) thence continuing said South 43 degrees 27 minutes East direction by and with lands of Upper Ferry Estates, Inc. 86.08 feet to the low water line at the edge of the channel of the Wicomico River; (7) thence South 37 degrees 49 minutes West by and with said low water line of said Wicomico River 303.51 feet to lands of ESSO Standard Oil Company; (8) thence North 43 degrees 27 minutes West by and with the property of ESSO Standard Oil Company 95.34 feet to a concrete marker, (9) thence continuing said North 43 degrees 27 minutes West direction by and with the property of ESSO Standard Oil Company 400 feet to a concrete monument; (10) thence continuing said North 43 degrees 27 minutes West direction 500 feet to a cement monument; (11) thence continuing said North 43 degrees 27 minutes West direction by and with the lands of ESSO Standard Oil Company 300 feet to a concrete marker; (12) thence continuing said North 43 degrees 27 minutes West direction by and with property of ESSO Standard Oil Company 500 feet to the place of beginning; containing 12.05726 acres of land, more or less, as shown on plat entitled "Gulf Oil Corporation Operations Department, Parcel G and 100, Boundary and Detail, Salisbury, Maryland", made by Charles W. Menard, Civil Engineer, dated November 14,1955 and intended to be recorded among the Land Records of Wicomico County, Maryland. The land hereby conveyed is part of the land which by deed dated December 31, 1920 and recorded among the Land Records of Wicomico County, Maryland in Liber J.C.K. No. 121, Folio 287, was granted and conveyed by Benjamin Thomas Hearn, et al to Walter O. Hearn and Ruth M. Hearn, his wife, as tenants by the entireties, the said Walter O. Hearn having since departed this life; and said land also includes all of a small triangular lot on the Wicomico River in the Southeasterly corner thereof which by deed dated January 12, 1956 and intended to be recorded among the Land Records of Wicomico County, Maryland prior hereto was conveyed by Upper Ferry Estates, Inc., et al. to Ruth M. Hearn, Widow.

Being the same property conveyed to Gulf Oil Corporation (Incorporated in Pennsylvania, now known as Chevron U.S.A. Inc.) from Ruth M. Hearn, widow, by special warranty deed dated July 5. 1956, filed and recorded July 11, 1956 in Liber J.W.T.S. No. 412, Folio 310 Land Records of Wicomico County, Maryland.

UNDER AND SUBJECT to easements, covenants, conditions, encumbrances, restrictions and other matters of record.

TO HAVE AND TO HOLD Grantor's right, title and interest in and to the same, together with all and singular the rights and appurtenances thereto or in anywise belonging, unto the said Grantee, its successors and assigns, forever. Grantor's conveyance of the Property to Grantee is made without any representation, warranty or covenant of title of any kind or character, except as to Grantor's own acts, whether express, implied or statutory, all warranties and covenants of title being hereby expressly disclaimed by Grantor and waived by Grantee.

FURTHER, as part of the consideration for this grant, sale and conveyance, Grantee for itself, its successors and permitted assigns, covenants and agrees that neither the land herein granted, sold and conveyed, nor any part thereof, shall at any time be used for any of the following specifically named facilities or uses, or any similar facility or use: residential, child care, nursery school, preschool other educational facility for children, playground, place of worship, hotel, motel, inn, bed and breakfast or rooming house, nursing home, rehabilitation center, or hospital and that the installation of any water wells for drinking purposes along with construction of basements is prohibited; that these covenants and agreements shall survive delivery of this Deed; that these covenants and agreements are to run with the land herein granted, sold and conveyed and that similar restrictive covenants shall be inserted in any deed, lease or other instrument conveying or demising the land herein conveyed or any part thereof; and, Grantee for itself, its successors and permitted assigns agrees to execute any documents required by any regulatory authority of the current owner of the land that are consistent with the above use restrictions.

Premises A and Premises B being the same property conveyed to Support Terminals Operating Partnership, L.P. (now NuStar Terminals Operations Partnership L.P., as per Certificate of Name Change filed May 14, 2008 with the Maryland Department of Assessment and Taxation) from Maritank Maryland Inc. by deed dated September 29, 1999, filed and recorded in Liber 1709, Folio 240, Land Records of Wicomico County, Maryland.

EXECUTED effective as of the __ day of December, 2011.

Affix Deed Tax Stamp Here

NUSTAR TERMINALS OPERATIONS PARTNERSHIP L.P., a Delaware limited partnership

By: ______________________________
Daniel S. Oliver
Senior Vice President

STATE OF TEXAS)
) ss.
COUNTY OF BEXAR)

The foregoing instrument was acknowledged before me this ___ day of December, 2011, by Daniel S. Oliver, Senior Vice President of NuStar Terminals Operations Partnership L.P., a limited partnership organized and existing under the laws of the State of Delaware, on behalf of the limited partnership.

NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

____
SIGNATURE OF PERSON TAKING ACKNOWLEDGMENT

Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):

BLACKWATER MARYLAND LLC
660 Labauve Drive
Westwego, Louisiana 70094
Attn: Frank Marrocco, Chief Commercial Officer